Contact:

Allison Wey

Senior Director

Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL REPORTS EPS OF $0.76

 FOR THIRD QUARTER 2009

Achieves Record Quarterly Gross Margin of $92 Million

Woodcliff Lake, N.J., November 6, 2009 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the third quarter ended October 3, 2009.

For the third quarter ended October 3, 2009, Par reported total revenues of $294.8 million and net income of $26.3 million, or $0.76 per diluted share. This is compared to reported revenues of $149.0 million and net income of $0.5 million, or $0.01 per diluted share for the same period in 2008, which included several one-time items.

For the nine months ended October 3, 2009, total revenue was $902.8 million with net income of $66.2 million, or $1.95 per diluted share.  This is compared to total revenues of $416.8 million and a net loss of $19.3 million, or $0.57 per diluted share in the same period of 2008.

Third Quarter Highlights

Key Product Sales (Net sales comparisons at the product level are to second quarter 2009, which had 13 weeks of sales versus 14 weeks of sales in the third quarter 2009.)

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Metoprolol:  For the quarter ended October 3, 2009, net sales of metoprolol succinate were $161.1 million, a decrease of 47% from the second quarter 2009.  The decrease was driven by a decline in volume and price due to competition on the 25mg and 50mg strengths, as well as inventory adjustments that benefited the second quarter.  Par remained the exclusive supplier of the 100mg and 200mg strengths metoprolol succinate through the third quarter.  Par is the authorized generic for all strengths of AstraZeneca’s Toprol® XL.

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Clonidine:  Net sales for the third quarter were $20.4 million.   Par launched the generic version of Catapres TTS® in August and was the only generic supplier of the product during the quarter.

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Sumatriptan: Net sales of sumatriptan succinate were $16.7 million in the third quarter, a decrease of 24% from the prior quarter due to the release of backorders during the second quarter.  Par remained the exclusive supplier of generic Imitrex® 4mg and 6mg starter kits and 4mg prefilled cartridges and had one competitor in the 6mg prefilled cartridges throughout the third quarter.

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Meclizine: Net sales for the three months ended October 3, 2009 were $10.7 million compared to $8.9 million in the second quarter of 2009.  The increase was due primarily to the additional week of sales in the quarter.  Par was the exclusive supplier of meclizine through the first nine months of 2009.

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Dronabinol: Net sales for the third quarter 2009 were $6.6 million compared to $5.5 million in the second quarter.  The increase was due primarily to the additional week of sales in the quarter.

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Other generic products:  For the third quarter 2009, net sales from all other generic products were $54.0 million compared to $39.6 million in the second quarter. The increase primarily reflects an increase in volume of certain products such as tramadol APAP, risperidone ODT, calcitonin, and doxycycline, as well as the launch of nateglinide in September 2009.

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Megace® ES:  Net sales were $19.1 million for the three months ended October 3, 2009 compared to $17.1 million in the second quarter.  The increase in net sales was due to an increase in price and volume.

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Nascobal® B12 Nasal Spray:  Net sales were $3.8 million for the three months ended October 3, 2009, compared to $2.2 million in the second quarter.  The increase is due to a full quarter of promotional activity following the re-launch of the product in June 2009 resulting in an increase in prescription volume and market share.

Total net revenues for the three months ended October 3, 2009, were $294.8 million, up $145.8 million, or nearly 98%, from the year ago period, principally driven by limited competition in metoprolol succinate, sumatriptan succinate, meclizine, and dronabinol, as well as the launches of nateglinide and clonidine in the third quarter 2009.

Gross margin for the third quarter 2009 was $92.1 million, or 31.3% of total revenue, an increase of $40.7 million from the comparable period in 2008.  Total generic gross margin in the third quarter 2009 was $72.9 million, or 27.1% of total generic revenue, compared to $35.9 million, or 27.8% of total generic revenue in the third quarter 2008.  This increase is due primarily to higher sales of metoprolol coupled with the launches of sumatriptan, dronabinol, and clonidine, partially offset by lower sales of fluticasone and amoxicillin.  The top five products, which include metoprolol, clonidine, sumatriptan, meclizine, and dronabinol, contributed $46.3 million of gross margin, or 21.5% of such generic revenue.  Gross margin of all other generic products was approximately $26.6 million, or 49.3% of other generic revenue.  This compares to $15.2 million, or 23.2% of other generic revenue, in the third quarter of 2008.  The increase in gross margin percentage was due to new product launches, increased volume of certain existing products, as well as the trimming of the generic product line as part of the resizing of Par’s generic division in the fourth quarter of 2008. Strativa’s gross margin of $19.2 million, or 75.7%

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of total Strativa revenue, increased compared to the second quarter of 2008 due to higher sales of Megace® ES and Nascobal®.

Research and development (R&D) expenses decreased 53% to $6.5 million in the third quarter of 2009 compared to the third quarter 2008 due primarily to the resizing of the generic division, which included a headcount reduction and lower development and biostudy costs.

Selling, general and administrative (SG&A) expenses for the third quarter 2009 increased to $45.3 million compared to $30.7 million in the third quarter 2008.  This increase primarily reflects on-going expenditures supporting Strativa sales and marketing, driven primarily by an increase in the field force and other activities related to the re-launch of Nascobal B12 Nasal Spray, as well as accruals of higher bonus compensation expenses related to significantly better year-to-date financial performance through the first nine months of 2009.

Cash and cash equivalents and marketable securities aggregate balance as of October 3, 2009, was $210.5 million and includes significant one-time cash outflows related to the purchase of Nascobal B12 Nasal Spray (approximately $55 million), the first nine months repurchase of $63.5 million face value of Par’s convertible debt at a discount and, as previously reported in the first quarter, the settlement of litigation with Pentech (approximately $66 million).

On October 14, 2009 Par announced a “Modified Dutch Auction” tender offer for up to $65 million of its outstanding 2.875% Senior Subordinated Convertible Notes due September 30, 2010, at a price not greater than $990.00 nor less than $982.50 per $1,000 principal amount.  As of that date, there was approximately $78.6 million aggregate principal amount of notes outstanding.  The tender offer is scheduled to expire at 12:00 midnight, EST on Wednesday, November 11, 2009, unless the tender offer is extended.  Par expects to fund the purchase of the convertible notes tendered in the tender offer with available cash on hand.

Product and Pipeline Update

Par successfully launched the 60mg and 120mg strengths of nateglinide in the third quarter.  Nateglinide is a generic version of Novartis’ Starlix®.  Annual U.S. sales of Starlix® are approximately $124 million, according to IMS Health data.

In August, Par announced that the U.S. District Court for the District of Delaware ruled in favor of Par in its challenge of Purdue’s patents relating to extended-release tramadol, which are listed in the Orange Book for Ortho-McNeil’s Ultram® ER product. Par has been awarded 180 days of marketing exclusivity, commencing at launch, for being the first to file an ANDA containing a paragraph IV certification for the product.  Par currently has tentative approval on two of the three strengths (100mg and 200mg) of tramadol ER.  Par intends to review its options with respect to its tramadol ER ANDA.

Par currently has approximately 27 ANDAs pending with the FDA, 13 of which Par believes to be first-to-file and/or first-to-market opportunities with a brand value of approximately $6.5 billion.

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Conference Call

Par has scheduled a conference call for Friday, November 6 at 9:00 am EDT to discuss results for the third quarter of 2009.  Par invites investors and the general public to listen to a webcast of the conference call.  Access to the live webcast can be made via the Company’s website at http://www.parpharm.com and will be available for two weeks.  The dial-in number is 866-783-2144 for domestic callers and 857-350-1603 for international callers.  The access number is 72513859.  A replay of the conference call will be available commencing approximately one hour after the call.  The replay dial-in number is 888-286-8010 for domestic callers and 617-801-6888 for international callers.  The access number is 97865258.

Non-GAAP Measures

Par believes it prepared its condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission applicable to quarterly reports on Form 10-Q.  In an effort to provide investors with additional information regarding Par’s results and to provide a meaningful period-over-period comparison of Par’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating Par’s underlying business performance.  Management uses the non-GAAP financial measures to evaluate Par’s financial performance against internal budgets and targets.  In addition, management internally reviews Par’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating Par’s core operating results and facilitating comparison across reporting periods.  Importantly, Par believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  Par’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par

Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets.  For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, in other of the Company’s filings with the SEC from time to time, including Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

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PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	October 3,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$170,686	$170,629
Available for sale marketable debt and equity securities	39,767	93,097
Accounts receivable, net	104,851	83,408
Inventories	75,361	42,504
Prepaid expenses and other current assets	16,593	20,040
Deferred income tax assets	37,474	53,060
Income taxes receivable	15,311	35,397
Total current assets	460,043	498,135

Property, plant and equipment, at cost less accumulated depreciation and amortization	75,862	79,439
Available for sale marketable debt and equity securities	1,600	1,949
Intangible assets, net	74,108	35,208
Goodwill	63,729	63,729
Deferred financing costs and other assets	434	1,159
Non-current deferred income tax assets, net	67,934	68,618
Total assets	$743,710	$748,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$74,373	$130,141
Accounts payable	35,286	22,879
Payables due to distribution agreement partners	53,980	91,451
Accrued salaries and employee benefits	16,328	11,850
Accrued expenses and other current liabilities	37,438	38,352
Total current liabilities	217,405	294,673

Long-term debt, less current portion	-	-
Other long-term liabilities	42,866	41,581
Commitments and contingencies	-	-
Stockholders' equity
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued
37,620,354 and 37,392,469 shares	375	374
Additional paid-in capital	326,042	319,976
Retained earnings	225,698	159,470
Accumulated other comprehensive gain	1,132	122
Treasury stock, at cost 2,802,266 and 2,716,010 shares	(69,808)	(67,959)
Total stockholders' equity	483,439	411,983
Total liabilities and stockholders’ equity	$743,710	$748,237

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008

Revenues:
Net product sales	$290,961	$144,765	$891,333	$404,291
Other product related revenues	3,841	4,202	11,505	12,541
Total revenues	294,802	148,967	902,838	416,832
Cost of goods sold	202,664	97,505	660,223	290,741
Gross margin	92,138	51,462	242,615	126,091
Operating expenses:
Research and development	6,458	13,784	19,567	46,897
Selling, general and administrative	45,306	30,664	122,383	98,701
Settlements and loss contingencies, net	62	4,592	(3,253)	4,592
Restructuring costs	(230)	-	1,252	-
Total operating expenses	51,596	49,040	139,949	150,190
Gain on sale of product rights and other	1,835	2,200	3,200	4,325
Operating income (loss)	42,377	4,622	105,866	(19,774)
Gain on bargain purchase	-	-	3,021	-
Gain on extinguishment of senior subordinated convertible notes	1,615	-	2,364	-
Equity in loss of joint venture	-	-	-	(330)
Loss on marketable securities and other investments, net	-	(2,507)	(55)	(2,940)
Interest income	504	2,285	2,328	7,428
Interest expense	(1,773)	(3,579)	(6,935)	(10,633)
Income (loss) from continuing operations before provision (benefit) for income taxes	42,723	821	106,589	(26,249)
Provision (benefit) for income taxes	16,209	196	39,833	(7,298)
Income (loss) from continuing operations	26,514	625	66,756	(18,951)
Discontinued operations:
Gain from discontinued operations	-	-	-	505
Provision for income taxes	176	150	528	863
Gain (loss) from discontinued operations	(176)	(150)	(528)	(358)
Net income (loss)	$26,338	$475	$66,228	($19,309)

Basic earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.79	$0.01	$1.98	($0.56)
Gain (loss) from discontinued operations	(0.01)	(0.00)	(0.02)	(0.01)
Net income (loss)	$0.78	$0.01	$1.96	($0.57)

Diluted earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.77	$0.01	$1.97	($0.56)
Gain (loss) from discontinued operations	(0.01)	(0.00)	(0.02)	(0.01)
Net income (loss)	$0.76	$0.01	$1.95	($0.57)

Weighted average number of common shares outstanding:
Basic	33,710	33,322	33,647	33,282
Diluted	34,245	33,366	33,930	33,282

Reconciliation Between Reported (GAAP) and Adjusted Net Income (Loss)
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	October 3,	September 27,
	2009	2008

Reported Net Income	$26,338	$475
Write-offs relating to 2008 Trimming of Generic Portfolio	─	5,422
Contingent Liabilities	─	4,592
Loss on Marketable Security	─	2,506
Development Milestone Payments	─	1,250
Restructuring Costs	(230)	─
Estimated Tax on Adjustments	85	(5,233)
Adjusted Net Income (non-GAAP measure)	$26,193	$9,012

Diluted Earnings Per Share:
Reported	$0.76	$0.01
Adjusted (non-GAAP measure)	$0.76	$0.27

	Nine Months Ended
	October 3,	September 27,
	2009	2008

Reported Net Income (Loss)	$66,228	($19,309)
Change in Estimate Related to Final Pentech Settlement	(3,412)	─
Gain on Bargain Purchase	(3,021)	─
Development Milestone Payments	1,000	7,500
Write-offs relating to 2008 Trimming of Generic Portfolio	─	5,422
Contingent Liabilities	─	4,592
Net Investment Loss on Marketable Securities	─	2,929
Restructuring Costs	1,252	─
Estimated Tax on Adjustments	1,547	(7,768)
Adjusted Net Income (Loss) (non-GAAP measure)	$63,594	($6,634)

Diluted Earnings (Loss) Per Share:
Reported	$1.95	($0.57)
Adjusted (non-GAAP measure)	$1.87	($0.20)